Bell, Boyd & Lloyd LLC                       THREE FIRST NATIONAL PLAZA
                                             70 WEST MADISON STREET, SUITE 3300
                                             CHICAGO, ILLINOIS 60602-4207
                                             312.372.1121  FAX 312.372-2098
Cameron S. Avery
DIRECT DIAL:  312 807-4302                   OFFICES IN CHICAGO
cavery@bellboyd.com                          AND WASHINGTON, D.C.



                              October 28, 2002



         As counsel for Liberty-Stein Roe Funds Trust (the "Trust"), we consent to the incorporation by reference of our opinion relating to the following series of the Trust filed as the following exhibit to pre-effective amendment no. 1 to the Trust's registration statement on Form N-1A, Securities Act File No. 333-19181:


                                 Date of        Date of           Exhibit
   Series                        Opinion        Filing            No.

Stein Roe Institutional Client   2/4/97         2/10/97           10
     High Yield Fund

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                    Very truly yours,

                                                    BELL, BOYD & LLOYD LLC


                                                    By   /s/Cameron S. Avery
                                                         Cameron S. Avery